UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2004

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9186	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, Florida	34134

(Address of Principal Executive Offices)	(Zip Code)

(239) 947-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
3.03 Material Modification to Rights of Security Holders
9.01 Financial Statement and Exhibits
SIGNATURE
EX-4.1 SUPPLEMENTAL INDENTURE

1.01 Entry into a Material Definitive Agreement

     The disclosure contained in Item 3.03 is incorporated herein by reference.

3.03 Material Modification to Rights of Security Holders

     WCI Communities, Inc. (“WCI”) has amended the Indenture governing its 4.0% contingent convertible senior subordinated notes due 2023 to irrevocably elect its election to pay the lesser of the “cash conversion price” (as defined in the amendment to the Indenture) or the principal amount of the notes in the event any notes are converted. In the event holders choose to convert their notes, WCI will pay an amount in cash equal to the lesser of the cash conversion price or the principal amount of the notes converted. In the event that the cash conversion price exceeds the principal amount of the notes converted (the “conversion premium”), WCI would have the option to satisfy the conversion premium in shares of common stock or cash.

9.01 Financial Statement and Exhibits

(c) Exhibits

4.1	Supplemental Indenture dated December 15, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
By:	/s/ James D. Cullen
	Name:	James D. Cullen
	Title:	Vice President

Date: December 17, 2004